NYSE:SRC NYSE:SRC FACT SHEET Haggen Transaction As of September 14, 2015 unless otherwise stated Haggen – Laguna Beach, CA

NYSE:SRC NYSE:SRC INFORMATION 2 INFORMATION SHEET – HAGGEN TRANSACTION | SEPTEMBER 14, 2015 Tenant: Haggen Operation Holdings, LLC – Headquartered in Bellingham Washington. Haggen Food & Pharmacy is the largest independent grocery retailer in the Pacific Northwest. As of September 8, 2015, Haggen operates 164 stores throughout Washington, Oregon, southern California, Nevada and Arizona. Transaction Summary: Spirit acquired 20 stores from Haggen in a sale-leaseback transaction for $224 million at an initial cash yield of approximately 7.5%. Spirit executed a purchase and sale agreement in December 2014, and subsequently acquired the properties in a series of closings during the first and second quarters of 2015. These acquisitions led to Haggen becoming one of Spirit’s top tenants at the end of the second quarter of 2015. Lease Structure: The 20 assets are leased on a triple net basis under a single, 20-year master lease, which provides for 2% annual rent increases. Current Status: Haggen Holdings, LLC, the guarantor under our lease, filed a petition for relief under Chapter 11 bankruptcy on September 8, 2015 Haggen – Chula Vista, CA

NYSE:SRC NYSE:SRC QUESTIONS & ANSWERS 3 INFORMATION SHEET – HAGGEN TRANSACTION | SEPTEMBER 14, 2015 Q: How many Haggen assets did you acquire and where are they located? A: We acquired 20 Haggen grocery stores. They are located primarily along the West Coast and span from Southern California up to the state of Washington – two assets are located in Arizona and Nevada. There are 5 in Washington, 4 in Oregon, 9 in California, 1 in Nevada and 1 in Arizona. Q: Can you provide demographics for the 20 properties? A: Based on a 3-mile radius, the average population and household income are: 75,693 and $85,857 respectively. Based on a 5-mile radius, the average population and household income are: 167,750 and $84,351, respectively. We believe these market dynamics, combined with the overall quality of the real estate, make these assets attractive to Haggen and other operators. Q: When did Spirit acquire the Haggen assets? A: Spirit executed a purchase and sale agreement in December 2014 and subsequently acquired the properties in a series of closings during the first and second quarters of 2015. Q: What was the unit level coverage? A: The unit level coverage at the time of the acquisition was 2.22 times on a trailing twelve month basis. Q: At what cap rate did you acquire the 20 Haggen assets? A: The initial cash yield was approximately 7.5%, which we believe to be very attractive given the portfolio’s locations and surrounding demographics. Q: Can the tenant break up the lease and sell selected assets? A: The master lease is intended to be treated as a single contract – in a bankruptcy situation, a debtor typically has 120 days to accept or reject a master lease in its entirety. Q: What happens if the debtor rejects the master lease? A: If the debtor rejects the master lease, Spirit will be able to relet or sell the properties at its discretion. Any rents unpaid as of the rejection date would be administrative expense claims in the bankruptcy, and pre-petition rents and any lease termination fees that Spirit might seek would be unsecured claims. Q: How long does Haggen have to accept or reject the lease? A: Typically, the debtor would have 120 days to accept or reject a lease in bankruptcy, though the court may extend that period up to 210 days. The debtor must pay rent in the interim period, though it may have up to 60 days to bring post-petition date rent current while deciding whether to accept or reject the lease. Q: Will the Company adjust its previously issued AFFO guidance due to the impact of Haggen’s bankruptcy filing? A: No. Although Haggen is a top 10 tenant, given the granular nature of the portfolio, it represented only 2.7% of second quarter 2015 normalized revenue. As such even factoring in a most unfavorable outcome resulting from the tenant rejecting the master lease -- which as noted is not our expectation -- the result would not create such a revenue shortfall that the Company would need to lower the current 2015 AFFO guidance range. Haggen – Carlsbad, CA

NYSE:SRC NYSE:SRC QUESTIONS & ANSWERS 4 Q: Is the tenant in default? A: Haggens was not in default under the lease until they elected not to make their September pre- bankruptcy petition rent payment. That monetary default and Haggen’s bankruptcy filing are defaults under the lease. Q: Are you currently in discussions with other potential tenants for the Haggen’s assets? A: We have received numerous inquiries with respect to the properties currently leased to Haggens. We expect that we will be able to relet the assets to high-quality operators if the lease is rejected in the bankruptcy. Q: How long will it take to relet or sell these assets? A: Due to the interest we have received from other operators, we do not anticipate extended, if any, vacancy of these assets. However, it is too soon to tell since we have not established whether or not Haggen will accept or reject their lease in the bankruptcy. Q: How far below market are the rents under the respective assets? A: Based on our underwriting as well as a study we commissioned by Duff & Phelps in conjunction with the acquisition, we believe the rent under the lease to be at or below market. Q: What is the replacement cost of the assets? A: In a Duff & Phelps study we completed as part of our due diligence, our acquisition price was pegged at less than 60% of replacement cost for these assets. Q: How much rent do you anticipate recapturing if the lease is rejected in bankruptcy? A: We believe that we would be able to relet the properties for the aggregate rents equal to or above the contractual rent under the master lease. Q: Why would Haggen continue to operate your stores? A: We believe they will continue to operate them as they represent some of the most well-located productive stores in the chain. Q: How long until the bankruptcy is resolved? A: Haggen has outlined a timeline and process for its emergence from bankruptcy in its motion to approve its Debtor In Possession financing. This motion presumes a resolution to most issues by February 2016. Q: How will they use the $215 million of DIP Financing? A: According to Haggen’s bankruptcy filing, it will use the $215 million in debtor-in-possession (DIP) financing to maintain operations and the flow of merchandise to its stores during the bankruptcy reorganization process. Q: Has Haggen gone dark or closed any stores owned by Spirit? A: No, Haggen is operating in all 20 stores. They have closed certain other stores in the chain but continue to operate in Spirit’s locations. Haggen – El Cajon, CA INFORMATION SHEET – HAGGEN TRANSACTION | SEPTEMBER 14, 2015

NYSE:SRC NYSE:SRC Statements contained in this fact sheet and any accompanying oral presentation by Spirit Realty Capital, Inc. (“Spirit” or the “Company”) that are not strictly historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. FORWARD-LOOKING STATEMENTS 5 For Additional Information Mary Jensen Vice President Investor Relations (480) 315-6604 Haggen – Carlsbad, CA FORWARD-LOOKING LANGUAGE INFORMATION SHEET – HAGGEN TRANSACTION | SEPTEMBER 14, 2015